UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 15, 2003

Dstage.com, Inc. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	000-30785 (Commission File Number)	52-2195605(IRS Employer Identification No.)
1000 Ortega Way, Suite C, Placentia CA, (Address of principal executive offices)	92807 (Zip Code)

Registrant's telephone number, including area code: (909) 471-2898

__________________________________________________________ (Former name or former address, if changed since last report)

000-111-5818 7389 (BUSINESS SERVICES NEC)
(Central Index Key) Standard Industrial Classification

Item 1. Changes in Control of Registrant

Not Applicable.

Item 2. Acquisition or Deposition of Assets

Not Applicable.

Item 3. Bankruptcy or Receivership.

Not Applicable.

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Item 4. Changes in Registrant's Certifying Accountant.

On May 14, 2003, Dstage.com, Inc. ("the Company") sent a letter to Ehrhardt Keefe Steiner & Hottman PC ("EKS&H") via fax indicating the engagement of James C. Marshall, CPA PC ("Marshall") as the Company's independent public accountants for the fiscal year ending December 31, 2003. The Company had originally notified EKS&H via email on May 9, 2003, that the Company was going to retain new independent public accountants. On May 14, 2003, the Company filed form 8-K with the Securities and Exchange Commission regarding the change of registrant’s certifying accountant. The appointment of Marshall was approved by the Company's Board of Directors upon the recommendation of its Audit Committee.

EKS&H's report on the Company's  financial statements for the fiscal year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion. The December 31, 2002 report was not qualified or modified as to uncertainty, other than a going concern uncertainty, audit scope or accounting principles. EKS&H was not the principal accountant for the year ended December 31, 2001.

During the fiscal year ended December 31, 2002 and through May 14, 2003, there were no disagreements with EKS&H on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which, if not resolved to EKS&H's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such year; and there were no reportable events as defined in Item 304(B) of Regulation S-B.

The Company has provided EKS&H with a copy of the foregoing statements and have requested a letter addressed to the Commission stating whether it agrees with the statements made and, if not, stating the respects in which it does not agree.

During the fiscal years ended December 31, 2002 and through the date of the Board's decision, the Company did not consult Marshall with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's  financial statements, or any other matters reportable events as set forth in Items 304(E)(2)(i) and (ii) of Regulation S-B.

Item 5. Other Events.

Not Applicable.

Item 6. Resignation of Registrants Directors.

Not Applicable.

Item 7. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

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Item 8. Change in Fiscal Year.

N/A

Item 9. Regulation FD Disclosure.

N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dstage.com, Inc.
(Registrant)

/s/ Robert P. Atwell, CEO
Robert P. Atwell, CEO

May 15, 2003

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